Exhibit 99.1

News Release

STREAMLINE HEALTH® To Delay THIRD QUARTER 2019 Earnings Announcement to resolve amortization Expenses From certain software Projects

Company Anticipates No Impact on FY 2019 Revenue, Adjusted EBITDA or Cash Flow

Third Quarter 2019 Earnings to Be Announced No Later Than January 9, 2020

Atlanta, GA – December 9, 2019 – Streamline Health Solutions, Inc. (NASDAQ: STRM), provider of integrated solutions, technology-enabled services and analytics supporting revenue cycle optimization for healthcare enterprises, today announced it will delay its third quarter 2019 earnings release and investor conference call to allow the Company time to resolve and make appropriate adjustments to its accounting for amortization expenses related to certain software projects. The Company is analyzing the need to amend previously filed financial statements as part of its discovery and review process. The Company foresees no impact from this adjustment on its revenue, adjusted EBITDA or cash flow in fiscal year 2019 or prior periods.

In connection with the preparation of the Company’s financial statements for the third quarter ended October 31, 2019, management discovered certain software projects underlying its “Capitalized Software Development” asset were not appropriately amortized and the corresponding expenses were not incorporated into the Company’s consolidated financial statements for fiscal year 2018 and for the first half of fiscal year 2019. Upon discovering the issue, management consulted with the Company’s Audit Committee and notified its independent auditors and legal advisors.

“Our discovery that software projects were not appropriately amortized is unfortunate, but we do not expect that it will have a material impact on revenue, adjusted EBITDA or cash flow,” stated Thomas J. Gibson, Chief Financial Officer, Streamline Health. “I want to assure our shareholders that we are working diligently to resolve this issue and believe we will do so in short order. The timing of the discovery prevented us from meeting our scheduled earnings release date and investor conference call for our third quarter performance results, which I’m pleased to report were strong across the board. In the third quarter ended October 31, 2019, we generated approximately $5.7 million in revenues producing improved adjusted EBITDA and $2.5 million in bookings.”

“While the bookings in the third quarter did not include new eValuator contracts, we continue to add substantial, and incremental, opportunities to our sales pipeline, the majority of which represent a higher average annual revenue contribution than our current roster of eValuator clients.”

The Company plans to file its Form 10-Q and report its earnings for its third quarter no later than January 9, 2020.

About Streamline Health

Streamline Health Solutions, Inc. (NASDAQ: STRM) is a healthcare industry leader in capturing, aggregating, and translating enterprise data into knowledge – producing actionable insights that support revenue cycle optimization for healthcare enterprises. We deliver integrated solutions, technology-enabled services and analytics that empower providers to drive revenue integrity in a value-based world. We share a common calling and commitment to advance the quality of life and the quality of healthcare – for society, our clients, the communities they serve, and the individual patient. For more information, please visit our website at www.streamlinehealth.net.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements included herein. Forward-looking statements contained in this press release include, without limitation, statements regarding the Company’s accounting for amortization expenses, the Company’s expectations as to the anticipated timing of the filing of the Company’s Form 10-Q and earnings release and the Company’s belief that the adjustment will not have a material impact on its financial position. These risks and uncertainties include, but are not limited to, the accounting adjustments may not be isolated to the Company’s accounting for amortization expenses, the review procedures and the filing of the Form 10-Q and earnings release may take longer than expected, the adjustment may have a material impact on its financial position, and the Company may be required to amend its previously filed financial statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Company Contact:

Randy Salisbury

SVP, Chief Marketing Officer

(404) 229-4242

randy.salisbury@streamlinehealth.net